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                                                                       Exhibit 4

Number                                                          Shares


                                                       SEE REVERSE FOR
                                                       IMPORTANT NOTICE
                                                       ON TRANSFER RESTRICTIONS
                                                       AND OTHER INFORMATION

                                                                  CUSIP ________


                       HUNTINGTON PREFERRED CAPITAL, INC.

            a Corporation Formed Under the Laws of the State of Ohio

THIS CERTIFIES THAT                                           **Specimen**

is the owner of

fully paid and nonassessable shares of __% Noncumulative Preferred Stock, Series C, $25.00 par value per share, of

                       Huntington Preferred Capital, Inc.

(the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Amended and Restated Articles of Incorporation of the Corporation (the "Articles of Incorporation") and the Code of Regulations of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

       IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED
     ----------------------------

Countersigned and Registered:

                  Transfer Agent
                  and Registrar               ----------------------------(SEAL)
                                              President

By:
   -----------------------------              ----------------------------------
   Authorized Signature                       Secretary

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                                IMPORTANT NOTICE


       The Corporation will furnish to any shareholder, on request and without charge, a full statement of the powers, designations and any preferences, conversion and other rights, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended and Restated Articles of Incorporation of the Corporation (the "Articles of Incorporation"), a copy of which will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

       The shares represented by this certificate are subject to restrictions on Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a REIT under the Code. Subject to certain further restrictions and except as expressly provided in the Corporation's Articles of Incorporation, (i) no Person may Constructively Own in excess of 9.2% of the aggregate initial liquidation preference of the issued and outstanding Preferred Shares; and (ii) no Person may Transfer shares of the Capital Stock of the Corporation if such Transfer would result in the Capital Stock of the Corporation being owned (directly or beneficially) by fewer than 100 Persons. Any Person who attempts to Constructively Own shares of Capital Stock in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby may be automatically transferred to a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be deemed to be void ab initio. All capitalized terms used in this legend have the meanings defined in the Articles of Incorporation of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of shares of Capital Stock of the Corporation on request and without charge.

                                ----------------

          KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
       OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
             CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

                                ----------------

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       The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -   as tenants in common
TEN ENT  -   as tenants by the entireties
JT TEN   -   as joint tenants with right of
             survivorship and not as tenants
             in common


UNIF GIFT MIN ACT  ___________ Custodian___________
                   (Custodian)           (Minor)

        under Uniform Gifts to Minors Act of


        --------------------------------------------
       (State)

Additional abbreviations by also be used though not in the above list. FOR VALUE RECEIVED, ___________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE _______________


--------------------------------------------------------------------------------
 (Please Print or Typewrite Name and Address, Including Zip Code, or Assignee)

______________________ (_____________) shares of Preferred Stock of the
Corporation represented by this Certificate and do hereby irrevocably constitute and appoint _______________________ Attorney to transfer the said shares of Preferred Stock on the books of the Corporation, with full power of substitution in the premises.


Dated
      -------------------------         ----------------------------------------
                                        NOTICE: The Signature to this Assignment
                                        Must Correspond With The Name As Written
                                        Upon The Face Of The Certificate In
                                        Every Particular, Without Alteration Or
                                        Enlargement Or Any Change Whatever.